Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
March 11, 2022	(573) 778-1800

SOUTHERN MISSOURI BANCORP ANNOUNCES EXECUTIVE LEADERSHIP TRANSITION PLAN

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC), the parent corporation of Southern Bank, today announced an executive leadership transition plan. On March 10, 2022, the Board of Directors of Southern Missouri Bancorp, Inc. (the “Company”) unanimously appointed Greg A. Steffens as Chairman of the Board, to succeed L. Douglas Bagby, effective July 1, 2022. Mr. Steffens will continue to serve as Chief Executive Officer of the Company, a role he has held since 1999. Mr. Bagby will continue to serve as a director, and he will also serve as Vice-Chairman and lead outside director for the Company.

Additionally, the Board of Directors of Southern Bank (the “Bank”) unanimously appointed Mr. Steffens as Chairman of the Board, to succeed Sammy A. Schalk, also effective July 1, 2022. Mr. Schalk will continue to serve as a director and will serve as Vice-Chairman of the Bank.

The Board of Directors of the Company further unanimously appointed Matthew T. Funke as President and Chief Administrative Officer, and the Board of Directors of the Bank unanimously appointed Mr. Funke as President and Chief Executive Officer; both effective July 1, 2022. The Board of Directors of the Bank also intends to appoint him as a director on that date. Mr. Funke is currently an Executive Vice President and Chief Financial Officer of the Company and the Bank. He has served as Chief Financial Officer of the Bank since 2006 and was appointed as an executive officer of the Company in that role in 2010. He first joined the Bank in 2003 to establish an internal audit function and was also assigned other risk management responsibilities.

The Board also unanimously appointed Lora L. Daves as Executive Vice President and Chief Financial Officer, effective July 1, 2022. Ms. Daves is currently an Executive Vice President and Chief Risk Officer of the Company and the Bank, having served in that role since 2017. Ms. Daves previously served as Chief Credit Officer of the Bank from 2006 to 2016, and was appointed as an executive officer of the Company in that role in 2010.

The Board further unanimously appointed Lance K. Greunke as Executive Vice President, effective March 10, 2022 and as Chief Risk Officer, effective July 1, 2022. Mr. Greunke previously served as Secretary, Treasurer, and Chief Financial Officer of Fortune Financial Corporation (“Fortune”) and as President and Chief Operations Officer of FortuneBank. Fortune merged with and into the Company effective as of the close of business on February 25, 2022. Prior to the July 1, 2022, effective date, Mr. Greunke will serve in an executive role supervising activities relating to the integration of FortuneBank’s operations and in preparation for assumption of the duties of the Chief Risk Officer.

In announcing this leadership transition plan, the Board of Directors is intending to provide opportunity for Mr. Steffens to focus his time and energies on the long-term strategic direction and growth of the Company, merger and acquisition activity, and shareholder relations. “In effect,” noted Mr. Bagby, the Company’s current Chairman of the Board, “this transition only more fully recognizes the leadership role that Greg already serves for our Company. When we consider our growth over the 23 years that Greg has served as CEO, we recognize that he has truly been key to the Company’s excellent regulatory track record, our outstanding financial performance, the expansion of our business development lines, our successful merger and acquisition strategies, and the development of a strong team at our executive and administrative management level. We look forward both to his continued leadership of our Company and to providing the opportunity for other leaders to continue to grow within our organization.”

Mr. Steffens has more than 32 years of experience in the banking industry, including service as Chief Financial Officer for the Company and Bank; as Chief Financial Officer for Sho-Me Financial Corp. (Mount Vernon, Missouri), prior to the sale of that company to Union Planters Corporation; and as an examiner with the Office of Thrift Supervision. Mr. Steffens holds a Bachelor of Science Degree in Business Administration-Accounting and Finance from the University of Central Missouri, Warrensburg, Missouri.

Mr. Funke’s role with the Company will be transitioning such that he will oversee day-to-day operations of the Company’s subsidiary Bank and work with Mr. Steffens and the Board to implement the Company’s strategic plan. “Matt joined our team almost 19 years ago, and shortly after asking him to serve as the Bank’s CFO, I began working with him to further his professional development for the time when it would be appropriate to ask the Board to appoint him to this new role, in order to help me to better focus on key strategic initiatives,” said Mr. Steffens. “I’m gratified that the Board has agreed that Matt has the experience, knowledge, and judgment that we want to see exemplified in the next CEO of Southern Bank. He has a foundational knowledge of our operations, and he’s been a leader in developing and executing our strategic plan. He’s played a key role in our merger and acquisition strategies, in our regulatory relationships, and of course in our strong financial performance. I look forward to working with Matt to build the Company and Bank we want to develop for the future as we expand his responsibilities.”

Mr. Funke has more than 23 years of banking and finance experience. In addition to his roles with the Company and Bank, he previously was employed with Central Bancompany, Inc. (Jefferson City, Missouri), where he advanced to the role of internal audit manager. He holds a Bachelor of Science Degree in Accounting from Missouri State University, Springfield, Missouri, and is a graduate of the Southwest Graduate School of Banking at SMU, Dallas, Texas.

“Beyond our agreement that Matt is the right person to fill the role as CEO at the Bank level of our organization, I also think it’s appropriate that we have a clearly defined succession plan,” added Mr. Bagby. “For the vast majority of our history as a public company, Greg has served as our CEO, and we’ve achieved great success. As we continue to reach new milestones in our development as an organization, it’s important that our Board is transparent and deliberate about our preparations for the future. In asking Matt to take new leadership responsibilities, we’re also demonstrating confidence in him and in the other members of our executive team to provide leadership for our organization going forward.”

Ms. Daves brings extensive knowledge of the Company’s balance sheet and business lines, and a strong finance background to her new role as Chief Financial Officer. “I’ve worked with Lora for more than 15 years in her current and prior role in our organization, and I’ve always found her to be intelligent, determined, and dedicated to achieving whatever strategic goal we’ve asked her to take on,” said Mr. Steffens. “Lora’s wealth of experience within and without our organization led me and the Board to conclude that she is the right person to fill the critical CFO role. We have great confidence in her abilities to step into this role, and to work with the talented and experienced accounting and finance team in place to ensure the Company does not miss a beat.”

Ms. Daves has over 33 years of banking and finance experience, including 11 years with institutions ultimately acquired by US Bank, subsidiary of U.S. Bancorp (Minneapolis, Minnesota), during her tenure. Her responsibilities there included every facet of the credit process. She advanced to hold responsibility for regional credit administration, loan review, compliance, and problem credit management. She also served four years as Chief Financial Officer of a southeast Missouri healthcare provider which operated a critical access hospital, eight rural health clinics, two retail pharmacies, an ambulatory surgery center, and provided outpatient radiology and physical therapy services. She also served four years with a national real estate development and management firm, working in their St. Louis-based Midwest regional office as a general accounting manager.

Ms. Daves holds a Bachelor of Science Degree in Business Administration-Accounting from Southeast Missouri State University, Cape Girardeau, Missouri.

Mr. Greunke is an experienced community bank executive, having served at Fortune since 2012 and with 30 years of accounting and finance experience in the industry. He most recently oversaw all administrative functions of FortuneBank. He began his tenure at FortuneBank as an Executive Vice President and Chief Financial Officer. His background includes service within a publicly traded bank holding company as a banking subsidiary controller, and as CFO and interim president for a community bank. “I’ve been very impressed with the quality of work that we see from Lance as we’ve worked through the merger process with Fortune,” said Mr. Steffens. “Our team members working with him through this transition have consistently complimented not only his knowledge and expertise, but also his communication skills, his leadership, and his dedication to both the Fortune organization and to ensuring that the merger process has gone smoothly. I’m excited to welcome him to our team and look forward to the leadership he can provide to our experienced audit, loan review, and compliance professionals.”

Southern Missouri Bancorp, Inc., is a Missouri corporation organized in 1994 to become the parent company of Southern Bank. Southern Bank was originally chartered in 1887 as a mutually-owned Missouri savings and loan association. In 2004, the Bank converted from a Missouri-chartered stock savings bank to become a Missouri-chartered trust company with banking powers. Southern Bank operates 52 banking facilities in Missouri, Arkansas, and Illinois, following its merger with FortuneBank. Following the merger, the Company holds total assets of approximately $3.2 billion, including loans, net of the allowance for credit losses, of $2.6 billion, and deposits of $2.8 billion. The Company’s common stock is quoted under the ticker “SMBC” on the NASDAQ Global Market.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: potential adverse impacts to the economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing COVID-19 pandemic and any governmental or societal responses thereto; expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the FRB and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits; legislative or regulatory changes that adversely affect our business; changes in accounting principles, policies, or guidelines; results of regulatory examinations, including the possibility that a regulator may, among other things, require an increase in our reserve for loan losses or write-down of assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statement.